Lithia Schedules Release of Fourth Quarter and Full Year 2016 Results

MEDFORD, OR -- (Marketwired - January 24, 2017) - Lithia Motors, Inc. (NYSE: LAD) announced its fourth quarter and full year 2016 earnings will be released before the market opens on Wednesday, February 15, 2017. A conference call to discuss the earnings results is scheduled for the same day at 10:00 a.m. Eastern Time.

How to Participate
The conference call may be accessed by telephone at (877) 407-8029. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest automotive retailers in the United States and among the fastest growing companies in the Fortune 500. Lithia sells 30 brands of new vehicles and all brands of used vehicles at 153 stores in 17 states. Lithia also arranges finance, warranty, and credit insurance contracts. In addition, Lithia provides vehicle parts, maintenance and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Chief Accounting Officer
(541) 618-5748